Exhibit 9.1

UNAUDITED PRO FORMA FINANCIAL INFORMATION

     The following unaudited pro forma financial statements give effect to the sale of our Transportation segment, the presentation of the results of our Mobile Government division as discontinued operations, and the calling of our 6% subordinated convertible notes at a premium. The unaudited pro forma condensed consolidated balance sheet and statements of operations filed with this report are presented for illustrative purposes only. The pro forma balance sheet as of June 30, 2004 has been prepared to reflect these transactions as if they had taken place on such date, and is not necessarily indicative of the financial position of Aether had they occurred on that date. The pro forma results of operations for the six months ended June 30, 2003 and 2004, and the year ended December 31, 2003 have been prepared assuming that the transaction occurred as of the beginning of each of these periods, and are not necessarily indicative of the results of operations for future periods or the results that actually would have been realized had we completed these transactions as of those dates. The unaudited pro forma financial statements, including notes thereto, should be read in conjunction with the historical financial statements of Aether included in our Form 10-K for the year ended December 31, 2003, and the unaudited financial statements filed in our Form 10-Q for the quarter ended June 30, 2004.

     Costs and expenses attributed to the Transportation segment include direct costs primarily associated with the Transportation segment, as well as corporate expenses, including accounting, legal and human resources expenses. The corporate expenses were allocated to the Transportation segment based upon the percentage of revenue of the Transportation segment relative to Aether’s consolidated revenue. Management believes the basis of the allocations is reasonable. Certain corporate non-operating transactions of Aether have not been allocated to the Transportation segment. These items include interest income on Aether’s cash and cash equivalents, interest expense and gains on early retirement of Aether’s 6% convertible notes. Only interest income directly attributable to the Transportation segment has been included in the financial results of the Transportation segment. As a result of the impact of these allocations, the pro-forma financial statements differ from the unaudited financial information for the Transportation segment included in Aether’s prior quarterly and annual filings with the Securities and Exchange Commission. The previously filed segment information was not required to, and does not, include such allocations.

     The unaudited pro forma statements of operations reflect the elimination of the revenues and the direct costs associated with the Transportation segment. Corporate expenses that were allocated to the Transportation segment have not been eliminated because the buyer following the sale will not assume these costs as part of the proposed sale. However, in the event that the sale of the Mobile Government segment is also completed, management expects to reduce the amount of corporate expenses to a level considered appropriate to support Aether’s mortgaged-backed securities business. As such, the unaudited pro forma financial statements do not reflect other costs savings that may occur as a result of Aether focusing on the mortgaged-backed securities business.

Aether Systems, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
June 30, 2004
(in thousands)

		Pro Forma
		Adjustments to Report
		Mobile Government as
		Discontinued
	Historical Aether	Operations			Pro Forma Adjustments	Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$252,562	$—	(A	)	$22,700	$115,962
			(B	)	$(159,300)
Trade accounts receivable, net	13,634	(8,929)	(A	)	(4,705)	—
Inventory, net	12,058	(58)	(A	)	(12,000)	—
Net investment in sales-type leases (current)	3,068	—	(A	)	(3,068)	—
Assets from discontinued operations	—	9,462			—	9,462
Prepaid and other current assets	14,969	(475)	(A	)	(10,542)	3,952

Total current assets	296,291	—			(166,915)	129,376
Restricted cash	11,490	(10,642)			—	848
Investments	211	—			—	211
Property and equipment, net	7,439	(543)	(A	)	(5,223)	1,673
Goodwill	4,249	(4,249)			—	—
Intangibles, net	5,981	(2,036)	(A	)	(3,945)	—
Net investment in sales-type leases (non-current)	8,651	—	(A	)	(8,651)	—
Assets from discontinued operations	—	18,084			—	18,084
Other assets (non-current), net	8,700	(614)	(A	)	(6,666)	580
			(B	)	(840)

Total assets	$343,012	$—			$(192,240)	$150,772

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Convertible subordinated notes payable	$154,912	$—	(B	)	$(154,912)	$—
Accounts payable and accrued expenses	11,360	(4,157)	(A	)	(3,732)	3,471
Accrued employee compensation and benefits	2,203	(803)	(A	)	(945)	455
Deferred revenue	14,528	(5,664)	(A	)	(8,864)	—
Restructuring reserve (current portion)	419	—			—	419
Liabilities from discontinued operations	—	10,624			—	10,624
Accrued interest payable	2,529	—	(B	)	(2,529)	—

Total current liabilities	185,951	—			(170,982)	14,969

Deferred revenue, (less current portion)	18,335	—	(A	)	(18,335)	—
Liabilities from discontinued operations	—	580			—	580
Other long term liabilities	580	(580)			—	—

Total liabilities	204,866	—			(189,317)	15,549

Stockholders’ equity	138,146	—	(A	)	(224)	135,223
			(B	)	(2,699)

Total liabilities and stockholders’ equity	$343,012	$—			$(192,240)	$150,772

(A)	Reflects the receipt of net proceeds of $22.7 million from the sale of the Transportation segment, the disposition of the respective assets and liabilities, and recognition of a loss of $0.2 million.

(B)	Reflects the calling of $154.9 million convertible subordinated debt at a premium of 101.2% plus accrued interest and recognition of early extinguishment loss of $2.7 million.

Aether Systems, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
Year Ended December 31, 2003
(amounts in thousands)

		Pro Forma
		Adjustments to
		Report Mobile
		Government as
		Discontinued
	Historical Aether	Operations			Pro Forma Adjustments	Pro Forma
Subscriber	$25,972	$(676)	(A	)	$(25,296)	$—
Software and related services	19,382	(19,382)			—	—
Hardware	10,196	(876)	(A	)	(9,320)	—

Total revenue	55,550	(20,934)			(34,616)	—

Subscriber	11,759	(479)	(A	)	(11,280)	—
Software and related services	4,507	(4,507)			—	—
Hardware	10,774	(834)	(A	)	(9,940)	—

Total cost of revenue	27,040	(5,820)			(21,220)	—

Gross profit	28,510	(15,114)			(13,396)	—

Research & development	10,282	(5,352)	(A	)	(4,468)	462
General & administrative	29,092	(2,686)	(A	)	(11,690)	14,716
Selling & marketing	7,799	(3,367)	(A	)	(3,830)	602
Depreciation and amortization	9,986	(2,886)	(A	)	(4,428)	2,672
Option and warrant expense	1,315	(278)	(A	)	(109)	928
Impairment of intangibles and other assets	2,036	9	(A	)	(677)	1,368
Loss on disposal of assets	744	—			—	744
Restructuring charge	372	(56)	(A	)	(10)	306

Total operating expense	61,626	(14,616)			(25,212)	21,798

Operating loss	(33,116)	(498)			11,816	(21,798)

Interest income	7,222	(37)	(A	)	(1,182)	2,179
			(C	)	(3,824)
Interest expense	(10,393)	—	(B	)	10,393	—
Equity in losses of investments	(97)	—			—	(97)
Investment gains (losses)	587	—			—	587

Loss from continuing operations before discontinued operations	(35,797)	(535)			17,203	(19,129)
Loss from discontinued operations	(13,655)	535			—	(13,120)

Net loss	$(49,452)	$—			$17,203	$(32,249)

Loss from continuing operations per share - basic and diluted	$(0.84)					$(0.45)

Weighted average shares outstanding - basic and diluted	42,616					42,616

(A)	Reflects the elimination of the results of operations of the Transportation segment.

(B)	Reflects the calling of $154.9 million convertible subordinated debt at a premium of 101.2% plus accrued interest.

(C)	Reflects the elimination of interest income on $154.9 million of cash.

Aether Systems, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
Six Months Ended June 30, 2003
(amounts in thousands)

		Pro Forma Adjustments to
		Report Mobile Government as
	Historical Aether	Discontinued Operations			Pro Forma Adjustments	Pro Forma
Subscriber	$14,578	$(381)	(A	)	$(14,197)	$—
Software and related services	10,169	(10,169)			—	—
Hardware	4,573	(244)	(A	)	(4,329)	—

Total revenue	29,320	(10,794)			(18,526)	—

Subscriber	6,632	(254)	(A	)	(6,378)	—
Software and related services	2,240	(2,240)				—
Hardware	4,824	(154)	(A	)	(4,670)	—

Total cost of revenue	13,696	(2,648)			(11,048)	—

Gross profit	15,624	(8,146)			(7,478)	—

Research & development	5,342	(2,670)	(A	)	(2,231)	441
General & administrative	15,749	(1,263)	(A	)	(5,882)	8,604
Selling & marketing	4,343	(2,009)	(A	)	(1,871)	463
Depreciation and amortization	4,653	(1,514)	(A	)	(1,487)	1,652
Option and warrant expense	748	(194)	(A	)	(65)	489
Impairment of intangibles and other assets	2,035	9	(A	)	(677)	1,367
Loss on disposal of assets	838	—			—	838
Restructuring charge	163	(49)	(A	)	(10)	104

Total operating expense	33,871	(7,690)			(12,223)	13,958

Operating loss	(18,247)	(456)			4,745	(13,958)

Interest income	4,154	—	(A	)	(558)	1,625
			(C	)	(1,971)
Interest expense	(5,211)	—	(B	)	5,211	—
Equity in losses of investments	(92)	—			—	(92)
Investment gains (losses)	(124)	—			—	(124)

Loss from continuing operations before discontinued operations	(19,520)	(456)			7,427	(12,549)
Loss from discontinued operations	(7,637)	456			—	(7,181)

Net loss	$(27,157)	$—			$7,427	$(19,730)

Loss from continuing operations per share - basic and diluted	$(0.46)					$(0.30)

Weighted average shares outstanding - basic and diluted	42,406					42,406

(A)	Reflects the elimination of the results of operations of the Transportation segment.

(B)	Reflects the calling of $154.9 million convertible subordinated debt at a premium of 101.2% plus accrued interest.

(C)	Reflects the elimination of interest income on $154.9 million of cash.

Aether Systems, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
Six Months Ended June 30, 2004
(amounts in thousands)

		Pro Forma
		Adjustments to
		Report Mobile
		Government as
		Discontinued
	Historical Aether	Operations			Pro Forma Adjustments	Pro Forma
Subscriber	$10,044	$(101)	(A	)	$(9,943)	$—
Software and related services	8,366	(8,366)			—	—
Hardware	6,480	(987)	(A	)	(5,493)	—

Total revenue	24,890	(9,454)			(15,436)	—

Subscriber	3,777	(31)	(A	)	(3,746)	—
Software and related services	2,390	(2,390)			—	—
Hardware	7,373	(969)	(A	)	(6,404)	—

Total cost of revenue	13,540	(3,390)			(10,150)	—

Gross profit	11,350	(6,064)			(5,286)	—

Research & development	5,126	(2,961)	(A	)	(2,165)	—
General & administrative	13,616	(1,665)	(A	)	(4,980)	6,971
Selling & marketing	3,388	(1,567)	(A	)	(1,821)	—
Depreciation and amortization	4,441	(1,380)	(A	)	(1,957)	1,104
Option and warrant expense	765	(155)	(A	)	(50)	560
Impairment of intangibles and other assets	35,550	(8,928)	(A	)	(26,622)	—
Gain on disposal of assets	(52)	—			—	(52)
Restructuring charge	774	(46)	(A	)	(38)	690

Total operating expense	63,608	(16,702)			(37,633)	9,273

Operating loss	(52,258)	10,638			32,347	(9,273)

Interest income	3,210	—	(A	)	(601)	699
			(C	)	(1,910)
Interest expense	(5,208)	—	(B	)	5,208	—
Unrealized gain on future purchase commitments	866	—			—	866
Investment gains (losses)	(4,971)	—			—	(4,971)

Loss from continuing operations before discontinued operations	(58,361)	10,638			35,044	(12,679)
Loss from discontinued operations	—	(10,638)			—	(10,638)
Gain on sale of discontinued operations	17,670	—			—	17,670

Net loss	$(40,691)	$—			$35,044	$(5,647)

Loss from continuing operations per share - basic and diluted	$(1.34)					$(0.29)

Weighted average shares outstanding — basic and diluted	43,538					43,538

(A)	Reflects the elimination of the results of operations of the Transportation segment.

(B)	Reflects the calling of $154.9 million convertible subordinated debt at a premium of 101.2% plus accrued interest.

(C)	Reflects the elimination of interest income on $154.9 million of cash.